Exhibit 10.20

SYRA HEALTH CORP.

RESTRICTED STOCK Award NOTICE

(2022 Omnibus Equity Incentive Plan)

As a key leader in our business, you are in a position to have significant influence on the performance and success of Syra Health Corp. (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted a Restricted Stock award. This award is subject to the terms and conditions of the Syra Health Corp. 2022 Omnibus Equity Incentive Plan (the “Plan”), this Award Notice, and the following Restricted Stock Award Agreement. The details of this award are indicated below:

Grantee:	[___]
Date of Grant:	[___]
Number of Shares subject to this Restricted Stock Award:	[___]
Number of Time-Vested Shares:	[___]
Time-Vesting Period:	[___]
Time-Vesting Schedule:	[___]
Number of Performance-Vested Shares:	[___]
Performance-Vesting Period:	[___]
Performance-Vesting Criteria:	[___]

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Notice to be executed as of the Date of Grant set forth above.

Syra Health Corp.

By:
Name:
Title:

Acknowledged and agreed as of this [____] day of [___], 20[__].

Name:

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (together with the above award notice (the “Award Notice”), this “Agreement”) is made and entered into as of the date set forth on the Award Notice by and between the Company and the individual (the “Grantee”) set forth on the Award Notice.

WHEREAS, pursuant to the Syra Health Corp. 2022 Omnibus Equity Incentive Plan (the “Plan”), the Administrator has determined that it is to the advantage and best interest of the Company to grant to the Grantee an award of Restricted Stock with respect to a number of shares of Common Stock, a portion of which is subject to time-vesting conditions (the “Time-Vested Shares”) and/or a portion of which is subject to performance-vesting conditions (the “Performance-Vested Shares” and, together with the Time-Vested Shares, the “Restricted Stock”), in each case, as set forth in the Award Notice and subject to the terms and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1. Acceptance of Agreement. Grantee has reviewed all of the provisions of the Plan, the Award Notice and this Award. By accepting this Award, Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan, the Award Notice and this Agreement, and the applicable provisions contained in a written employment agreement (if any) between the Company or an affiliate and the Grantee. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan, the Award Notice, this Agreement and, solely insofar as they relate to this Award, the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Grantee. If Grantee signs the Award Notice electronically, Grantee’s electronic signature of the Award Notice shall have the same validity and effect as a signature affixed by hand.

2. Grant of Award. The Restricted Stock granted hereunder pursuant to Section 9 of the Plan shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. For the purposes of this Agreement, “Termination” shall mean the termination of the employment of the Grantee with the Company and all Affiliates thereof (including because of the Grantee’s employer ceasing to be an Affiliate of the Company); and “Termination Date” shall mean the date of the Termination. For purposes of this Agreement, Termination will not occur when Grantee goes on a military leave, a sick leave or another bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Notwithstanding the foregoing, an approved leave of absence for six months or less, which does not in fact exceed six months, will not result in Termination for purposes of this Agreement. However, Termination will occur when an approved leave described in this Section 2 ends, unless Grantee immediately returns to active work. Grantee shall not be entitled to receive dividends declared with respect to the number of shares of Common Stock covered by the Restricted Stock until such Restricted Stock has fully vested.

3. Vesting.

3.1 Subject to the provisions of the Plan and Section 3.2 of this Agreement, and except as otherwise provided in a written employment or service agreement between the Company or an Affiliate and the Grantee (if any):

3.1.1 Time-Vested Shares: Time-Vested Shares shall vest based on the Time-Vesting Schedule, as described in the Award Notice, during the Time-Vesting Period (the vesting date of any Time-Vested Shares, as indicated in the Time-Vesting Schedule, a “Time Vesting Date”), subject to Grantee not experiencing a Termination prior to each applicable Time Vesting Date.

3.1.2 Performance-Vested Shares. Performance-Vested Shares shall vest based on achievement of the Performance-Vesting Criteria, as described in the Award Notice, during the Performance-Vesting Period (the last date of the Performance-Vesting Period, unless such other date is indicated in the Performance-Vesting Criteria, a “Performance Vesting Date” and, together with the Time Vesting Dates, the “Vesting Dates”), subject to the Grantee not experiencing a Termination prior to each applicable Performance Vesting Date. If any Performance-Vested Shares do not vest on the applicable Performance Vesting Date, such Performance-Vested Shares shall be forfeited on such Performance Vesting Date.

4. Transfer of Restricted Stock. The Restricted Stock issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated (each, a “Transfer”). In addition, Grantee shall not sell any shares of Restricted Stock issued pursuant to this Award (even following the vesting of such Restricted Stock) at a time when applicable laws, regulations, the Company’s bylaws or other internal documents, agreements or policies, or an underwriter’s trading policies prohibit such sale.

5. General.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.2 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Grantee was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

5.3 No Employment Rights. Nothing contained herein shall be construed as an agreement by the Company or any of its Subsidiaries, express or implied, to employ the Grantee or contract for the Grantee’s services, to restrict the Company’s or such Subsidiary’s right to discharge the Grantee or cease contracting for the Grantee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Grantee and the Company or any Affiliate.

5.4 Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to or in exchange for shares of Common Stock underlying Restricted Stock as a stock dividend, stock split, reclassification, recapitalization or similar transaction in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the shares of Common Stock underlying Restricted Stock on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

5.5 No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.6 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.7 No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his or her rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

5.8 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.9 Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.10 Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Grantee hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Grantee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

5.11 Taxes. By agreeing to this Agreement, the Grantee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. To the extent the Company is legally required to withhold any taxes in connection with the grant or vesting of shares of Restricted Stock, the Company shall be entitled to require a cash payment by or on behalf of the Grantee as a condition of grant or vesting of any Restricted Stock and/or to deduct from the Restricted Stock or any cash payable with respect thereto or from other compensation payable to the Grantee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Stock.

5.12 Section 83(b) Election. Grantee and Grantee’s spouse, if applicable, shall execute, file with the Internal Revenue Service and deliver to the Company with the executed Agreement a copy of the election pursuant to Section 83(b) of the Code (the “83(b) Election”) substantially in the form attached hereto as Exhibit A. Failure to properly file the 83(b) Election within 30 days following the date hereof shall result in the immediate forfeiture of the Restricted Stock.

5.13 Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have separated from service with the Company for purposes of this Agreement and no payment shall be due to the Grantee under this Agreement on account of a separation from service until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement, to the extent that any amounts are payable upon a separation from service and such payment would result in accelerated taxation and/or tax penalties under Section 409A of the Code, such payment, under this Agreement or any other agreement of the Company, shall be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. If it is determined that the terms of this Agreement have been structured in a manner that would result in adverse tax treatment under Section 409A of the Code, the parties agree to cooperate in taking all reasonable measures to restructure the arrangement to minimize or avoid such adverse tax treatment without materially impairing Grantee’s economic rights. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A. Each amount to be paid or benefit to be provided hereunder shall be construed as a separate identified payment for purposes of Section 409A of the Code.

5.14 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.15 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.16 Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Grantee’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Grantee hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

5.17 Data Privacy. Grantee agrees that all of Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Grantee’s participation in the Plan.

5.18 Complete Agreement. The Award Notice, this Agreement, the Plan, and applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Grantee constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.19 Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.

5.20 Waiver. The Grantee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee.

5.21 Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.22 Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of a Grantee under this Agreement without such Grantee’s consent.

5.23 Acknowledgements of Grantee. Grantee hereby represents and warrants to the Company as of the Date of Grant as follows:

(a) Grantee confirms that Grantee has carefully reviewed this Agreement and understands the terms and conditions of this Agreement. Grantee further confirms that Grantee has consulted with legal counsel, or had ample opportunity to consult with legal counsel, representing Grantee concerning this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(b) Grantee’s domicile is the State of [___], all discussions related to this Agreement and the offer and acceptance of this Agreement, and the Restricted Stock granted hereunder, occurred in the State of [___]1.

(c) Grantee acknowledges and agrees that (i) no representations and warranties have been made to Grantee by the Company, any manager, officer, agent, parent or Affiliate of the Company, or any other person with respect to the Restricted Stock, (ii) except for this Agreement, there are no agreements, contracts, understandings or commitments between Grantee on the one hand and the Company, any manager, officer, agent, parent or Affiliate of the Company on the other hand, with respect to the Restricted Stock, (iii) in entering into this transaction Grantee is not relying upon any information, other than that contained in this Agreement and the results of Grantee’s own independent investigation, and (iv) the future value of the Restricted Stock is speculative.

(d) By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Restricted Stock granted hereunder is subject to the Plan, as it may be amended from time to time, and the terms and provisions of the Plan are hereby incorporated herein by reference.

* * * * *

1 NOTE: To provide state of domicile for Grantee.

Exhibit A

83(b) Election Form

In order to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, a statement similar to that below should be executed by the employee. Within thirty days after the restricted property has been transferred, one copy of this statement should be submitted to the employer and a second copy should be filed with the Internal Revenue Service Center with which the employee normally files his or her Federal income tax return.

—

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: ____________________________________________________________

NAME OF SPOUSE: _______________________________________________________________

ADDRESS: ______________________________________________________________________

IDENTIFICATION NO. OF TAXPAYER: (SS#) ___________________________________________

IDENTIFICATION NO. OF SPOUSE: (SS#) ______________________________________________

TAXABLE YEAR: _____________________________________

2. The property with respect to which the election is made is described as follows: _____________ shares of Restricted Stock (together, the “Restricted Stock”) of Syra Health Corp. (the “Company”).

3. The date on which the property was transferred is: ___________________.

4. The property is subject to the following restrictions:

The Restricted Stock may not be transferred and is subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $[_____].

6. The amount (if any) paid for such property is: $[___].

7. The amount to include in gross income is: $[___].

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _________________, ________	_____________________________________________,
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _________________, ________	______________________________________________,
Spouse of Taxpayer